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                                                                     EXHIBIT 21

                                 Subsidiaries of
                                 DEB SHOPS, INC.
                          A Pennsylvania corporation(1)
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
Deb Shops, Inc.,                Deb of Kentucky, Inc.,                Deb of South Carolina, Inc.,
a New Jersey corporation        a Kentucky corporation                a South Carolina corporation

Joy Shops, Inc.,                Deb Shops of Louisiana, Inc.,         Deb of South Dakota, Inc.,
a Pennsylvania corporation      a Louisiana corporation               a South Dakota corporation

Joy Shops, Inc.,                Deb of Maine, Inc.,                   Deb of Tennessee, Inc.,
a Delaware corporation          a Maine corporation                   a Tennessee corporation

D. B. Interest, Inc.,           Deb Shops of Maryland, Inc.,          Deb of Texas, Inc.,
a Delaware corporation          a Maryland corporation                a Texas corporation

D. B. Know, Inc.,               Deb of Massachusetts Inc.,            Deb of Utah, Inc.,
a Delaware corporation          a Massachusetts corporation           a Utah corporation

D. B. Royalty, Inc.,            Deb of Michigan, Inc.,                Deb of Virginia, Inc.,
a Delaware corporation          a Michigan corporation                a Virginia corporation

Deb Shops of Alabama, Inc.,     Deb Shops of Minnesota, Inc.,         Deb of Washington, Inc.,
an Alabama corporation          a Minnesota corporation               a Washington corporation

Deb of Arizona, Inc.,           Deb Shops of Missouri, Inc.,          Deb of West Virginia, Inc.,
an Arizona corporation          a Missouri corporation                a West Virginia corporation

Deb of Arkansas, Inc.,          Deb of Nebraska, Inc.,                Deb of Wisconsin, Inc.,
an Arkansas corporation         a Nebraska corporation                a Wisconsin corporation

Deb of California, Inc.,        Deb of New Hampshire, Inc.,           Deb Real Estate, Inc.
a California corporation        a New Hampshire corporation           a Pennsylvania corporation

Deb of Colorado, Inc.,          Deb of New Jersey, Inc.,              Tops 'N Bottoms of New York, Inc.
a Colorado corporation          a New Jersey corporation              a New York corporation

Deb of Connecticut, Inc.,       Deb of New Mexico, Inc.,              Books Management, Inc.
a Connecticut corporation       a New Mexico corporation              a Pennsylvania corporation

Deb of Delaware, Inc.,          Deb of New York, Inc.,                Atlantic Books-Delaware, Inc.
a Delaware corporation          a New York corporation                a Delaware corporation

Deb Fashions of Florida, Inc.,  Deb Shops of North Carolina, Inc.,    Atlantic Books-Maryland, Inc.
a Florida corporation           a North Carolina corporation          a Maryland corporation

Deb Shops of Georgia, Inc.,     Deb of North Dakota, Inc.,            Atlantic Books-Minnesota, Inc.
a Georgia corporation           a North Dakota corporation            a Minnesota corporation

Deb Shops of Idaho, Inc.,       Deb Shops of Ohio, Inc.,              Atlantic Books-New Jersey, Inc.
an Idaho corporation            an Ohio corporation                   a New Jersey corporation

Deb of Illinois, Inc.,          Deb of Oklahoma, Inc.,                Atlantic Books-Pennsylvania, Inc.
an Illinois corporation         an Oklahoma corporation               a Pennsylvania corporation

Deb of Indiana, Inc.,           Deb of Oregon, Inc.,
an Indiana corporation          an Oregon corporation

Deb Shops of Iowa, Inc.,        Deb of Pennsylvania, Inc.,
an Iowa corporation             a Pennsylvania corporation

Deb of Kansas, Inc.,            Deb of Rhode Island, Inc.,
a Kansas corporation            a Rhode Island corporation
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(1) All subsidiaries are owned 100% by Deb Shops, Inc., except
    (a) D.B. Royalty, Inc. which is owned 100% by Joy Shops, Inc., a Delaware corporation.
    (b) Atlantic Books-Delaware, Inc.; Atlantic Books-Maryland, Inc.; Atlantic Books-New Jersey, Inc.; Atlantic Books-Pennsylvania, Inc. which are 100% owned by Books Management, Inc., a Pennsylvania corporation.